Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nanometrics Incorporated on Form S-8 of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's change in method of accounting to conform to Statement of Financial Accounting Standards No. 142) appearing in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

San Jose, California
August 28, 2003